Exhibit 99.1

Contact:	Martin E. Plourd, President & CEO 805.692.5821 www.communitywestbank.com	NEWS RELEASE

Community West Bancshares Announces Results of Annual Meeting;
Shareholders Approve All Proposals and Re-Elect All Nominated Directors to Board

Goleta, California, May 29, 2012 – Community West Bancshares (“Community West”), (NASDAQ: CWBC), parent company of Community West Bank, announced that shareholders approved all proposals and re-elected all director nominees at its 2012 Annual Meeting held May 24, 2012, in Santa Barbara, CA.
Also, Martin E. Plourd was confirmed as President and Chief Executive Officer of Community West Bancshares. Mr. Plourd joined Community West Bank in November 2011 as President and CEO of the Bank.  He was named Acting President and Chief Executive Officer of Community West Bancshares on March 23, 2012.

Company Overview

Community West Bancshares is a financial services company with headquarters in Goleta, California.  The Company is the holding company for Community West Bank, which has five full-service California branch banking offices, in Goleta, Santa Barbara, Santa Maria, Ventura and Westlake Village.  The principal business activities of the Company are Relationship banking, Mortgage lending and SBA lending.

Safe Harbor Disclosure

This release contains forward-looking statements that reflect management's current views of future events and operations.  These forward-looking statements are based on information currently available to the Company as of the date of this release.  It is important to note that these forward-looking statements are not guarantees of future performance and involve